Exhibit 99.1

GrafTech Announces Leadership Update

BROOKLYN HEIGHTS, Ohio – September 28, 2023 – GrafTech International Ltd. (NYSE:EAF) (“GrafTech” or the “Company”) announced today that Marcel Kessler has informed the Company’s Board of Directors (the “Board”) of his intention, due to family reasons, to (i) step down as Chief Executive Officer and President effective November 15, 2023 and (ii) resign as an employee of the Company effective December 31, 2023. Mr. Kessler will continue to serve on GrafTech’s Board.

The Board has appointed Timothy K. Flanagan, the current Chief Financial Officer, Senior Vice President Finance and Treasurer of the Company, to serve as interim Chief Executive Officer and President, and Catherine Hedoux-Delgado, the current Vice President, Corporate Controller of the Company, to serve as interim Chief Financial Officer and Treasurer, each effective November 15, 2023. In addition, Jeremy Halford, the Executive Vice President, Chief Operating Officer of the Company, will continue to work with Mr. Flanagan on key strategic initiatives, including leading efforts in connection with the active investigation into the use of the Company’s assets to supply the growing electric vehicle battery market, along with his current duties.

“On behalf of the Board, I would like to thank Marcel for his dedication and leadership since joining the Company in 2022,” said Henry R. Keizer, Chairman of the Board of GrafTech. “I am pleased that Marcel will continue to serve on the Board and look forward to his continued contributions to GrafTech and its stakeholders. I would also like to thank Tim and Catherine for assuming these new responsibilities. Both possess decades of experience in leadership positions and industry-related expertise, and I am confident they will continue to make meaningful contributions in their new roles. I look forward to working with Tim, Jeremy, Catherine and the rest of the leadership team during this pivotal and exciting time for GrafTech.”

Mr. Flanagan was appointed GrafTech’s Chief Financial Officer, Vice President Finance and Treasurer in November 2021. He previously served as Executive Vice President, Chief Financial Officer of Cleveland-Cliffs Inc., a flat-rolled steel producer and supplier of iron ore pellets, from January 2017 to February 2019. Prior to being promoted to Executive Vice President, Chief Financial Officer of Cleveland-Cliffs, he held a variety of financial leadership roles at Cleveland-Cliffs since joining in 2008. More recently, he served as Chief Financial Officer of Benesch, Friedlander, Coplan & Aronoff, LLP, an AmLaw 200 law firm, from June 2019 to November 2021.

Ms. Hedoux-Delgado has served as Vice President, Corporate Controller of GrafTech since April 2012 where she has been responsible for the accounting and financial reporting of the Company. Prior to joining GrafTech, she spent 20 years at Lexmark International Inc., a multinational printing product and services company, where she held numerous finance and accounting leadership roles.

The Nominating and Corporate Governance Committee of the Board (the “Committee”) will work with a leading executive search firm to conduct a global search for a non-interim Chief Executive Officer and President and assist the Committee in considering both internal and external candidates. The Committee will make recommendations to the Board with the Board making the final decision on a non-interim successor.

About GrafTech

GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures and guidance relating to earnings per share and adjusted EBITDA. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including those factors described in the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” sections in reports and statements filed by the Company with the U.S. Securities and Exchange Commission. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Contact:
Michael Dillon
216-676-2000